As filed with the Securities and Exchange Commission on February 23, 2004

                                                           Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    ________

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                    ________

                         ARROWHEAD RESEARCH CORPORATION
                 (Name of small business issuer in its charter)
        Delaware                                                 46-0408024
        --------                                                 ----------
 (State of incorporation)                                     (I.R.S. Employer
                                                             Identification No.)
                          150 S. Los Robles, Suite 480
                           Pasadena, California  91101
                                 (626) 792-5549
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                           R. Bruce Stewart, President
                          150 S. Los Robles, Suite 480
                           Pasadena, California  91101
                                 (626) 792-5549
               (Address, including zip code, and telephone number,
                   including area code, of agent for service)

     APPROXIMATE  DATE  OF  COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:   From
time to time after the effective date of this Registration Statement as the selling security holders shall determine.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                                    CACULATION OF REGISTRATION FEE

======================================================================================================
   Title of each                         Proposed maximum    Proposed maximum
 class of securities     Amount to be     offering price    aggregate offering         Amount of
  to be registered        registered         per unit              price         registration fee (1)
---------------------  ----------------  -----------------  -------------------  ---------------------
  Common Stock               13,063,350  $            4.25  $     55,519,238.00  $            7,034.29

  Warrants                   13,835,748               0.00                 0.00                    .00

  Common Stock (2)           13,835,748               1.50        20,753,622.00               2,629.48
                       ----------------                     -------------------  ---------------------

  Total                      40,734,846                     $     76,272,860.00  $            9,663.77
======================================================================================================

(1)     Estimated  solely  for  the  purpose  of  computing  the  registration  fee.
(2)     Issuable upon exercise of the Warrants, and includes such additional shares of Common Stock as may be issuable pursuant to the adjustment provisions of the Warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED FEBRUARY __, 2004

     The information in this Prospectus is not complete and may be changed. The selling security holders may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                         ARROWHEAD RESEARCH CORPORATION

                        13,063,350 SHARES OF COMMON STOCK
                        WARRANTS TO PURCHASE COMMON STOCK
      13,835,748 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS
                           __________________________

     This Prospectus covers the sale of up to 13,063,350 shares of the Common Stock, $.001 par value (the "Common Stock") of Arrowhead Research Corporation, a Delaware corporation (the "Company"), by the selling security holders identified in this Prospectus (the "Selling Security Holders"). This Prospectus also covers the sale by the Selling Security Holders of Warrants that currently are exercisable to purchase, at the price of $1.50 per share, up to an aggregate of 13,835,748 shares of Common Stock, and all of the 13,835,748 shares of Common Stock issuable upon exercise of the Warrants.

     The  Company  will  not  receive  any proceeds from the sale by the Selling
Security Holders of the Common Stock, Warrants, or Common Stock issuable upon exercise of the Warrants, except for the $1.50 payable to the Company upon exercise of the Warrants.

     The Company's Common Stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "ARWR." On March __, 2004, the high bid price for a share of Common Stock was $______, Application has been made to have the Warrants approved for quotation on the OTC Bulletin Board under the symbol "ARWR-W."

     INVESTING IN THE COMPANY AND THE SECURITIES OFFERED HEREBY INVOLVES RISK, SOME OF WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March __, 2004

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SECURITY HOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF THE COMPANY'S COMMON STOCK AND WARRANTS ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK OR WARRANTS.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

     Summary . . . . . . . . . . . . . . . . . . . . . . . . . .             2
     Forward Looking Statements. . . . . . . . . . . . . . . . .             4
     Risk Factors. . . . . . . . . . . . . . . . . . . . . . . .             4
     Use of Proceeds . . . . . . . . . . . . . . . . . . . . . .             6
     Selling Security Holders. . . . . . . . . . . . . . . . . .             7
     Plan of Distribution. . . . . . . . . . . . . . . . . . . .             10
     Experts . . . . . . . . . . . . . . . . . . . . . . . . . .             11
     Where to Find Additional Information. . . . . . . . . . . .             11
     Information Incorporated by Reference . . . . . . . . . . .             11


                                     SUMMARY

     On January 12, 2004, the Company, a Delaware corporation then known as "InterActive Group, Inc.", acquired all of the issued and outstanding securities of Arrowhead Research Corporation, a California corporation (the "California corporation"). As a result of this transaction, control of the Company was changed, with the former shareholders of the California corporation acquiring approximately 88.9% of the Company's Common Stock outstanding immediately following the transaction. In addition, all of the officers and directors of the Company prior to the transaction were replaced by designees of the former shareholders of the California corporation, and the Company's corporate name was changed to "Arrowhead Research Corporation."

     Consequently, the Company currently is engaged in continuing efforts to finance research in various aspects in the "nano-technology" field, with a view toward realizing future revenue and profit from any such technologies that might result from the Company sponsored research. Fortune Magazine has defined nano-technology as "the science of building machines and materials at the molecular level, where key components are measured in nanometers, one-billionth of a meter." Prospective applications include information technology, medicine, manufacturing, advanced materials and environmental control. The National
Science Foundation has predicted that the total market for nano-technology products and services will approach one trillion dollars by the year 2015.

     To date, the Company has entered into arrangements with the California Institute of Technology ("Caltech"), and two individual professors on the faculty of Caltech, with respect to the financing of research projects in various aspects of nano-technology development. In consideration of the financing to be provided, the Company has obtained the exclusive right and license to commercially exploit any technology developed as a result of the research, along with any patents that are awarded to Caltech and the researchers. The Company is also engaged in negotiations with Caltech and members of its faculty pertaining to additional research agreements

     The ultimate goal of Arrowhead in providing financing for research projects such as those described above is to obtain the rights to patentable and other intellectual property that can be used for commercial purposes. Should one or more of the projects financed by the Company result in the discovery of a technology having commercial application, it is anticipated that the Company would either start a new company, as a majority-owned subsidiary, to pursue the commercial opportunity, or license one or more third parties to use the technology for commercial purposes, in exchange for the payment of royalties to the Company.

     As is the case with any research project, there can be no assurance that a commercially viable technology will be developed as a result of any one or more of the projects that the Company has agreed to finance to date or may finance in the future. This is particularly true in the case of the projects that the Company typically will finance, since most of these projects are in the very early stages of research, well before they have generated sufficient results to attract the interest of traditional venture capital firms that focus in the high tech arena. Consequently, it is anticipated that the Company will enter into comparable arrangements with a number of researchers in the nano-technology field, both at Caltech and at other universities. In addition, the Company may seek to identify and finance the research and development activities of other entrepreneurs who are working in the nano-technology arena outside of a university setting.

     In addition to financing the research activities of members of the Caltech faculty, the Company has also entered into another agreement with Caltech pursuant to which the Company has obtained the right to monitor and enforce a large portfolio of patents that have previously been issued to Caltech in various areas, including nano-technology. Pursuant to this agreement, the Company has the right to retain 50% of any and all amounts that may be recovered by the Company from third parties who may be infringing upon one or more of the patents in the portfolio

     The Company has also acquired certain technology from San Diego Magnetics, Inc. ("SDM"). SDM was formed in 1998 to purchase from Eastman Kodak Company ("Kodak") the assets and properties then employed by Kodak in the ownership and activities of the Kodak San Diego Laboratories, a research and development operation in San Diego, California involved in the areas of thin film, specialty micro and nano devices and detectors. In connection therewith, SDM obtained a non-exclusive right and license to use, for research, development and commercial purposes, a portfolio of patents owned by Kodak (the "Kodak Patents") that had been developed by Kodak, through its Kodak San Diego Laboratories and otherwise. In addition, SDM acquired, or has subsequently developed, intellectual property for which patent protection has yet to be sought. In August 2003, a portion of the intellectual property then owned by SDM, relating to currency handling products, was sold to a third party. The rights of SDM in and under the balance of the intellectual property that was not sold to the third party (the "SDM Technology") were acquired by the Company on January 12, 2004.

     The Company is a Delaware corporation whose principal executive offices are located at 150 S. Los Robles, Suite 480, Pasadena, California 91101, and its telephone number is (626) 792-5549.

                           FORWARD LOOKING STATEMENTS

        Statements contained in this Prospectus that are not purely historical, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in "Risk Factors" below and elsewhere in this Prospectus. The forward-looking statements are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.


                                  RISK FACTORS

     The securities offered by this Prospectus involve a high degree of risk of loss. Prior to making an investment, prospective investors should carefully read this entire Prospectus and the documents incorporated herein, and consider, among others, the following risk and speculative factors:

     UNPROVEN PLAN OF OPERATIONS. As a consequence of the change in the control of the Company on January 12, 2004, all efforts that were previously initiated in an attempt to develop a viable business plan have been abandoned. In place thereof, the Company has adopted as a new plan of operations the strategy that was only recently formulated by the California corporation following its formation in May 2003. To date, implementation of this strategy has been limited, with only two research projects having been selected for funding. Accordingly, the Company's business and operations should be considered to be in the development stage, subject to all of the risks inherent in the establishment of new business ventures. There can be no assurance that the intended business and operations of the Company will be successful. Any future success that the Company might enjoy will depend upon many factors including factors which may be beyond the control of the Company, or which cannot be predicted at this time. The Company may encounter unforeseen difficulties or delays in the implementation of its plan of operations. There can be no assurance that such difficulties or delays will not have a material adverse effect upon the financial condition, business prospects and operations of the Company and the value of an investment in the Company. The value of an investment in the Company can also be adversely affected by a number of external factors, such as conditions prevailing in the securities markets and/or the economy generally. Consequently, an investment in the Company is highly speculative and no assurance can be given that purchasers of the Company's securities will realize any return on their investment or that purchasers will not lose their entire investment.

     RISKS INHERENT IN RESEARCH PROJECTS. As is the case with any research project, there can be no assurance that a commercially viable technology will be developed as a result of any one or more of the projects that the Company has agreed to finance to date or may finance in the future. This is particularly true in the case of the projects that Arrowhead will typically finance, since most of these projects are in the very early stage of research, well before they have generated sufficient results to attract the interest of traditional venture capital firms that focus in the high tech arena.

     LACK OF REVENUE; NO ASSURANCE OF PROFITABILITY. To date, the Company has not generated any revenue as a result of its current plan of operations. Moreover, given its strategy of financing new, as yet unproved technology research, it should be expected that the Company would not realize significant revenue in the foreseeable future, if at all. For this reason, it is anticipated that the Company will generate the funds needed to finance a growing number of research projects through future sales of securities, rather than out of profits generated internally. There can, however, be no assurance that the Company will be successful in the future in raising the level of additional capital sought, or on terms currently contemplated, if at all.

     LIMITED MARKET FOR THE COMMON STOCK. The Company's Common Stock is traded in the over-the-counter market and quoted on the OTC Bulletin Board under the symbol "ARWR." However, prior to the change in control of the Company on January 12, 2004, trading in the Common Stock was very sporadic. Since January 12, 2004, there have been extreme fluctuations in the price at which the Company's Common Stock, which may be attributable, in large part, to the limited number of shares of Common Stock available for public sale resulting from the 65-for-1 "reverse split" of the Common Stock on January 12, 2004. As a consequence of the registration of the shares of Common Stock covered by this Prospectus for resale under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of the Company's Common Stock in the public "float" will increase dramatically. Sales of a number of the shares of Common Stock covered by this Prospectus, or even the possibility of such sales, could have a significant effect on the market price for a share of the Company's Common Stock.

     NO PRIOR MARKET FOR THE WARRANTS. All of the Warrants covered by this Prospectus were issued without registration under the Securities Act, and therefore have been "restricted securities" which could not publicly be resold. As a consequence of the registration of the Warrants for resale under the Securities Act, a public market for the Warrants may develop. The Company has filed for the registration of the entire class of Warrants under Section 12(g) of the Securities Exchange Act of 1934, as amended, and the Warrants have been approved for quotation on the OTC Bulletin Board under the symbol "ARWR-W." There can be no assurance, however, that an active public trading market for the Warrants will develop or be sustained in the near future, if at all.

     ARBITRARY DETERMINATION OF WARRANT EXERCISE PRICE. The price at which the Warrants may be exercised to purchase shares of Common Stock was arbitrarily determined by the Company alone, and bears no relationship to earnings, asset values, book value or any other recognized criteria of value. No independent third party, such as an investment banking firm or other expert in the valuation of businesses or securities, has made an evaluation of the economic potential of the Company or the value of a share of the Company's Common Stock.

     POSSIBLE VOLATILITY OF MARKET PRICES. The over-the-counter markets for securities such as the Company's Common Stock and Warrants historically have experienced extreme price and volume fluctuations during recent periods. These broad market fluctuations, and other factors such as general economic conditions and trends in the investment markets, may adversely affect the market price of the Company's Common Stock and Warrants for reasons unrelated to the Company or its operating performance.

     SALES OF ADDITIONAL SECURITIES. The Company is authorized to issue an aggregate of 50,000,000 shares of Common Stock without approval of the Company's stockholders, on such terms and at such prices as the Board of Directors of the Company may determine. Of these shares, an aggregate of 13,552,599 shares of Common Stock have been issued, 13,835,748 are reserved for issuance upon exercise of outstanding stock purchase warrants, and 225,000 shares of Common Stock are reserved for issuance upon exercise of stock options that may be granted by the Board of Directors to employees, consultants and others expected to provide significant services to the Company. More than 22,000,000 shares of Common Stock remain available for issuance by the Company to raise additional capital, in connection with prospective acquisitions, upon exercise of future stock option grants, or for other corporate purposes. Issuances of additional shares of Common Stock would result in dilution of the percentage interest in the Company's Common Stock of all stockholders ratably, and might result in dilution in the tangible net book value of a share of the Company's Common Stock, depending upon the price and other terms on which the additional shares are issued. In addition, the issuance of additional shares of Common Stock upon exercise of the Warrants, or even the prospect of such issuance, may be expected to have an effect on the market for the Common Stock, and may have an adverse impact on the price at which shares of Common Stock trade.

     REDEEMABLE WARRANTS. The Warrants may be redeemed by the Company at any time following issuance, upon 30 day's prior written notice to the holders thereof, provided that a public market for the underlying shares of Common Stock then exists and the closing bid price for a share of the Company's Common Stock for 20 consecutive trading days ending not more than 15 days prior to the date of the redemption notice equals or exceeds $3.00 per share. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it might be disadvantageous for the holders to do so, to sell the Warrants when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. Warrant holders who fail to exercise their Warrants will experience a corresponding decrease in their interest in the Company relative to the ownership interest of those Warrant holders who do exercise their Warrants.

     POSSIBLE ISSUANCE OF PREFERRED STOCK. Although the Company has no present plan to issue any shares of Preferred Stock, the issuance of Preferred Stock in the future could provide voting or conversion rights that would adversely affect the voting power or other rights of the holders of Common Stock and thereby reduce the value of the Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, or otherwise delay, discourage or prevent a change in control of the Company.

     NO DIVIDENDS. The Company does not anticipate that it will pay dividends in the foreseeable future. Instead, the Company intends to apply any earnings to the development and expansion of its business.


                                 USE OF PROCEEDS

     The Company will not receive any proceeds from any sales of the Common Stock or Warrants covered by this Prospectus. All proceeds from sales of the Common Stock and Warrant will go to the Selling Security Holder who offers and sells the Common Stock and/or Warrants, as the case may be. The Company will, however, receive the $1.50 exercise price payable to the Company upon exercise of the Warrants, which will be added to the capital of the Company and used in the implementation of its plan of operations.

                            SELLING SECURITY HOLDERS

     The registration statement of which this Prospectus is a part was filed by the Company for the purpose of registering for resale under the Securities Act all of the securities that were issued in connection with the transactions contemplated by the Stock Purchase and Exchange Agreement dated December 10, 2003 (the "Exchange Agreement"), which resulted in the change in control of the Company that occurred on January 12, 2004. In accordance with a Registration Rights Agreement executed by the Company pursuant to the Exchange Agreement, each recipient of Common Stock and/or Warrants in connection with a transactions specified in the Exchange Agreement (individually, a "Selling Security Holder", and collectively, the "Selling Security Holders") is entitled to have all of their Common Stock and Warrants registered by the Company for resale under the Securities Act.

     The following table sets forth the name of each Selling Security Holder, along with the number of shares of the Company's Common Stock owned by each Selling Security Holder as of February __, 2004, and the number of shares of the Company's Common Stock issuable upon exercise of Warrants owned by each as of February __, 2004. The information in the table below with respect to each Selling Security Holder was obtained by the Company from that Security Holder, and is current as of the date of this Prospectus. All of the Common Stock and Warrants owned by each Selling Security Holder, along with all of the additional shares of Common Stock issuable upon exercise of Warrants, are being registered to permit public secondary trading of thereof, and the Selling Security Holders may offer all of the Common Stock, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants, for resale from time to time as described below.

                                                                        Shares of Common Stock
                                                    Shares of         issuable upon exercise of
       Name                                        Common Stock         outstanding Warrants
------------------------                           ------------         --------------------

Colman Abbe                                                   16,667                     16,667
Richard Abbe                                                  33,334                     33,334
Michael Abbott                                                35,000                     35,000
AFI, LLP                                                      25,000                     25,000
Ivano Agelastri                                               62,500                     32,500
Thomas B. Akin                                               100,000                    100,000
Jack M. Armstrong, IRA                                        16,667                     16,667
Milton Aronowitz, Jr.                                         62,500                     62,500
Craig S.Atkins III                                           166,667                    166,667
Sam Belzberg                                                 133,333                    133,333
Doug & Zinita Benson                                         150,000                    150,000
F. Berdon Co. LP                                              40,000                     40,000
Elizabeth Berman                                              16,667                     16,667
Colbart Birnett                                               34,000                     34,000
Bluestem Capital Company                                          --                     34,533
Melinda & Steve Boyd                                         110,000                    110,000
Timothy J. Brothers                                           12,500                     12,500
Karen Brunner-Steirer                                         25,000                     25,000
Paul Burkhard                                                 25,000                     25,000
California Institute of Technology                           150,000                         --
Canterbury Consulting Inc. 401K Plan                          10,000                     10,000
Central Park International Corp                               25,000                     25,000
Dr. Henry & Marc Chalfin                                      16,000                     16,000


                                      -7-

Philip J. Chelsvig                                            33,000                     33,000
Robert Ching MD                                            2,204,487                  2,204,487
Scott Cohen                                                   50,000                     50,000
Congregation Darkei Tshivo of Dinon Inc.                      50,000                     50.000
Virginia Dadley                                              102,500                    102,500
Philip & Judy Dameshek                                       466,667                    466,667
Patsy Z. Dewey                                                75,000                     75,000
The Dorsey Family Trust                                      100,000                    100,000
Drake Revocable Trust                                        500,167                    416,667
Dunedin, Inc.                                                     --                      2,500
Eduard Maurice Erni                                           25,000                     25,000
Richard & Anne Ferrero                                        60,000                     60,000
Fred F. Finocchiaro                                          133,863                    158,863
John Rocky Finocchiaro                                        33,000                     33,000
Carol Flickinger                                                  --                      2,250
William Forkner                                               12,500                      5,000
Edward Frykman  (1)                                           50,000                     50,000
Carl Fuller, IRA                                               6,667                      6,667
Alan Gelband                                                  50,000                     50,000
Arie S. Goldman                                               18,000                     18,000
Henry Gurley III                                              29,703                     29,703
Dean Hadley                                                   25,000                     25,000
Dean Hall                                                     25,000                     25,000
William J. Hanson  (2)                                       114,912                    242,329
Hauck & Aufhauser Banquiers Luxembourg S.A.                  100,000                    100,000
Heller Family Foundation                                      50,000                     50,000
Stephen Hess                                                  25,000                     25,000
Iroquois Capital L.P.                                         50,000                     50,000
James Irvine                                                  33,333                     33,333
Michael Kahan                                                 25,000                     25,000
Andreas Kappler                                               25,000                     25,000
Harry and Matye Kilpatrick                                    25,000                     25,000
Mary Jane Kirkland                                            10,000                     10,000
Jeffrey P. Knightly                                           25,000                     25,000
Kreuzfeld Ltd                                              1,250,000                  1,100,000
David M. Lackey                                              300,000                    875,615
John T. Lackey                                               250,000                    250,000
Robert J. and Karin A Lancellotti                             15,000                     15,000
Calvin Layland                                                50,000                     50,000
Aryid Lokensgard                                              10,000                     10,000
Richard Love                                                  33,947                    145,218
Jonathan Manela                                               16,667                     16,667
Gustavo A. Martinez  and Irma Rosas Simbeck                   20,000                     20,000
Kathleen Maclean                                              33,333                     33,333
Andeas Meixger                                                15,000                     15,000
Midwest Investments Services, LLC                             46,667                     46,667
Philip W. Mirebelli                                           25,000                     25,000
William M. Moon, DDS                                          33,333                     33,333
Dominic F. Mortellaro                                         30,000                     30,000
R Verena Mumford-Wolfensberger                                35,000                     35,000
Randall Myers                                                 33,000                     33,000
NAV I Fund LP                                                 33,333                     33,333
NAV Capital Mgmt NAV Fund I, Ltd.                             16,667                     16,667
Barry Neville                                                 20,000                     20,000
Edward Newman                                                 33,333                     33,333


                                      -8-

Larry Noble IRA                                               23,300                     23,300
Michi O                                                       25,000                     27,250
Dean J. O'Conner                                              12,730                     12,730
Penfield Partners LP                                         200,000                    200,000
James M. Phillips, Jr.  (3)                                  150,000                    250,000
Russ Pohl                                                      2,000                      2,000
PTJP Partners                                                100,000                    100,000
Jeffrey O. Putterman                                         100,000                    100,000
Premium Strategy Partners, AG                                200,000                      5,000
Arthur & Selma Rabin                                         333,333                    333,333
Donald L. Richey, MD                                          25,000                     25,000
Nicolas Rogivue                                              550,000                    550,000
Romano Ltd.                                                   33,333                     33,333
San Diego Magnetics, Inc                                          --                     25,000
Martin Schlatter                                              25,000                     25,000
John Schneller                                                25,000                     25,000
S & I Consulting                                                  --                      2,500
SDS Capital Group SPC, Ltd.                                  166,667                    166,667
Janet L. Segal Revocable Trust                                25,000                     25,000
Carl D. and Margaret L. Selkirk                               25,000                     25,000
Hardip K. and Paul Sethi                                      17,000                     17,000
Frederick L. Simmons                                          35,000                     35,000
Smithfield Fiduciary LLC                                     333,333                    333,333
Lauren J. Soloman                                            100,000                    100,000
Russel D. Soloman                                             25,000                     25,000
Kenneth H. South                                              75,000                     75,000
Robert Stahl (4)                                               2,000                      8,250
Robert A. Stein                                               50,000                     50,000
R. Bruce Stewart  (5)                                        471,500                    240,000
Robert B. Stewart                                            420,000                    704,533
Thomas C. Stewart                                            310,000                    510,000
Irene Tanner                                                  25,000                     25,000
Michael Tauss                                                 37,500                      7,500
Taylor Family Trust                                          100,000                    100,000
Sheldon S. Traube                                                 --                     19,000
Torrey Pines Research                                         45,965                    112,197
TPR Group, Inc.                                                19509                     84,806
Bennett Harry Tremaine  IRA                                   50,000                     50,000
Bret L. Undem                                                 20,000                     20,000
V&L Ventures, Inc.                                            25,000                     25,000
Vertical Ventures, LLC                                       372,933                    372,933
West Bay Investments, LLC                                     22,000                     22,000
Aaron Wolfson                                                 61,000                     61,000
Abraham Wolfson                                               34,000                     34,000
Morris Wolfson                                                50,000                     50,000
Wolfson Equities                                             240,333                    240,333
_______________________________

(1)  Mr. Frykman is a director of the Company.
(2)  Mr. Hanson was a director and Vice President of the Company until the change in control of the
     Company that occurred on January 12, 2004.
(3)  Mr. Phillips is a director and Secretary of the Company.
(4)  Mr. Stahl was the President of the Company until the change in control of the Company that occurred on January 12, 2004.
(5)  Mr. Stewart is a director and the President of the Company.

                              PLAN OF DISTRIBUTION

     The Common Stock and Warrants offered by this Prospectus may be sold by the Selling Security Holders or by their respective pledgees, donees, transferees or other successors in interest. Such sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, and may be made in the over-the-counter market or any exchange on which the Common Stock and/or Warrants stock may then be listed. The Common Stock and Warrants may be sold in one or more of the following kinds of transactions:

     - one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the Common Stock and/or Warrants held by the Selling Security Holder as an agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - a purchase by a broker or dealer as a principal, for resale by such broker or dealer as principal and resale by such broker or dealer for its account under this Prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - privately negotiated transactions between the Selling Security Holder and purchasers without a broker-dealer.

     The Selling Security Holders may effect such transactions by selling Common Stock and/or Warrants to or through broker dealers, and such broker-dealers will receive compensation in negotiated amounts in the form of discounts, concessions, commissions or fees from the Selling Security Holders and/or the purchasers of the Common Stock and/or Warrants for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Such brokers or dealers or other participating brokers or dealers and the Selling Security Holders may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. Except for customary selling commissions in ordinary brokerage transactions, any such underwriter or agent will be identified, and any compensation paid to such persons will be described, in a supplement to this Prospectus In addition, any securities covered by this Prospectus that qualify for sale under Rule 144 might be sold under Rule 144 rather than under this Prospectus.

     Each Selling Security Holder will bear all expenses with respect to the offering of Common Stock and/or Warrants by such Selling Security Holder, except that the Company will pay the costs associated with registering the Common Stock and Warrants under the Securities Act and preparing this Prospectus.

                                     EXPERTS

     The financial statements of Arrowhead Research Corporation incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the year ended September 31, 2003, have been so incorporated in reliance on the report of Kevin G. Breard, CPA, An Accountancy Corporation, given on the authority of said firm as experts in auditing and accounting.


                      WHERE TO FIND ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document filed by the Company at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. The Company's filings with the Commission are also available to the public at the Commission's internet web site: http://www.sec.gov. You may also read and copy this information at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed a registration statement, of which this Prospectus is a part, covering the securities offered hereby. As allowed by Commission rules, this Prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. This Prospectus is qualified in its entirety by such other information


                      INFORMATION INCORPORATED BY REFERENCE

     The Commission allows the Company to "incorporate by reference" the information that is filed by the Company with the Commission, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Prospectus, and later information that the Company files with the Commission will automatically update and supersede this information. This Prospectus incorporates by reference the documents listed below, and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), until the Selling Security Holders sell all of the Common Stock and Warrants offered herein. The documents incorporated by reference are:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed on January 13, 2004;

     2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2003, filed on February 13, 2004;

     3. The description of the Common Stock contained in the Company's Information Statement on Schedule 14-C, filed on January 19, 2001;

     4. The description of the Warrants contained in the Company's Registration Statement on Form 8-A, filed on February 20, 2004; and

     5. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this registration statement of which this Prospectus is a part that indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under such registration statement, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents.

     The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information incorporated by reference in this Prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates. Requests should be directed to the Secretary at Arrowhead Research Corporation, 150 S. Los Robles Avenue, Suite 480, Pasadena, California 91101; telephone: (626) 792-5549.

                         13,063,350 SHARES OF COMMON STOCK

                        WARRANTS TO PURCHASE COMMON STOCK

      13,835,748 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF WARRANTS






                         ARROWHEAD RESEARCH CORPORATION


                        _________________________________

                                   PROSPECTUS
                          _____________________________






                                 March __, 2004

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock and Warrants being registered. All amounts are estimates except the SEC registration fee.

                                                         Amount to be paid
                                                         ------------------

     SEC registration fee . . . . . . . . . . . . . .    $
     Printing expenses. . . . . . . . . . . . . . . .                 2,500
     Accounting fees and expenses . . . . . . . . . .                 2,000
     Miscellaneous. . . . . . . . . . . . . . . . . .                   500
                                                         ------------------
                     Total. . . . . . . . . . . . . .    $            5,000
                                                         ==================


ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Certificate of Incorporation provides for the elimination of personal monetary liability of directors to the fullest extent permissible under Delaware law. Delaware law does not permit the elimination or limitation of director monetary liability for: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions or
(iv)  transactions  in which the director received an improper personal benefit.

     Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify, on certain terms and conditions, any person who was or is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. The Certificate of Incorporation and Bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

      Exhibit  No.                    Description
      -----------                     -----------

          2.1 Stock Purchase and Exchange Agreement dated December 10, 2003, by and among InterActive Group, Inc. and the several stock and warrant holders of Arrowhead Research Corporation, a California corporation. (1)

          4.1       Registration  Rights  Agreement  dated  January 12, 2004 (1)

          4.2 Standstill and Registration Rights Agreement dated January 12, 2004 (1)

          4.3       Form  of  Warrant  (2)

          5.1       Opinion  of  James  M.  Phillips,  Jr.

          23.1      Consent  of Kevin G. Breard, CPA, An Accountancy Corporation

          24.1 Power of Attorney (contained on page II-4 of this registration statement)
          _____________________

          (1) Incorporated by reference from the exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed on January 13, 2004.

          (2) Incorporated by reference from the exhibits to the Company Registration Statement on Form 8-A, filed on February 23, 2004.


ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes:

     (a)  Rule  415  Offering.

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e)  Request  for  Acceleration  of  Effective  Date.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on February 23, 2004.

                                    ARROWHEAD RESEARCH CORPORATION



                                  By:  /s/  R. Bruce Stewart
                                       -----------------------------------
                                       R. Bruce Stewart, President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints R. Bruce Stewart and James M. Phillips, Jr. his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Office(s)                    Date
    ---------                           ---------                    ----

/s/ R. Bruce Stewart        President (principal executive,    February 23, 2004
--------------------------  financial and accounting officer)
R. Bruce Stewart            and Director

/s/ Edward W. Frykman       Director                           February 23, 2004
--------------------------
Edward W. Frykman


/s/ James M. Phillips, Jr.  Director                           February 23, 2004
--------------------------
James M. Phillips, Jr.


/s/ LeRoy T. Rahn           Director                           February 23, 2004
--------------------------
LeRoy T. Rahn


/s/ Charles Patrick Collier Director                           February 23, 2004
--------------------------
Charles Patrick Collier


/s/ Marc W. Bockrath        Director                           February 23, 2004
--------------------------
Marc W. Bockrath

                                  EXHIBIT INDEX

       Exhibit  No.                         Description
       -----------                          -----------

          2.1 Stock Purchase and Exchange Agreement dated December 10, 2003, by and among InterActive Group, Inc. and the several stock and warrant holders of Arrowhead Research Corporation, a California corporation. (1)

          4.1       Registration  Rights  Agreement  dated  January 12, 2004 (1)

          4.2 Standstill and Registration Rights Agreement dated January 12, 2004 (1)

          4.3       Form  of  Warrant  (2)

          5.1       Opinion  of  James  M.  Phillips,  Jr.  *

          23.1      Consent of Kevin G. Breard, CPA, An Accountancy Corporation*

          24.1 Power of Attorney (contained on page II-4 of this registration statement)
          _____________________

          *    Filed  herewith.

          (1) Incorporated by reference from the exhibits to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003, filed on January 13, 2004.

          (2) Incorporated by reference from the exhibits to the Company Registration Statement on Form 8-A, filed on February 23, 2004.